EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Heartland Group, Inc. does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Heartland Group, Inc. (the “Report”) for the period ended December 31, 2019 fully complies with the requirements of Section l3(a) or l5(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Heartland Group, Inc. for the stated period.

By:	/s/ William R. Nasgovitz	/s/ Nicole J. Best
	William R. Nasgovitz	Nicole J. Best
	President and Chief Executive Officer	Treasurer & Principal Accounting Officer

Date:	February 19, 2020	February 19, 2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Heartland Group, Inc. for purposes of the Securities Exchange Act of 1934.